SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                    Superior Energy Services, Inc.

(Name of Registrant as Specified In Its Charter)

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SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana 70058

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Superior Energy Services, Inc.:
      Superior’s annual stockholders’ meeting will be held on Wednesday, May 25, 2005, 12:00 p.m., at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170. At the meeting, stockholders will be asked to:

1. elect directors;

2. approve the 2005 Stock Incentive Plan;

3. ratify the appointment of KPMG LLP as our registered public accounting firm for 2005; and

4. consider any other business that may properly come before the meeting.
      Only holders of record of our common stock as of the close of business on March 31, 2005 are entitled to receive notice of, attend and vote at the meeting.
      Please sign, date and return the accompanying proxy in the enclosed addressed, postage-paid envelope. If you attend the annual meeting, you may vote your shares in person, even if you have sent in your proxy.

By Order of the Board of Directors

Greg Rosenstein
Secretary
Harvey, Louisiana
April 18, 2005

SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana 70058
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is being mailed to our stockholders on or about April 18, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving this proxy statement?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on March 31, 2005, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning April 18, 2005. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, our stockholders will be asked to elect our directors, approve our proposed 2005 Stock Incentive Plan (the “Incentive Plan”), ratify the appointment of KPMG LLP as our registered independent public accounting firm for 2005 and consider any other matter that properly comes before the meeting.

Q:	When and where will the meeting be held?

A:	The meeting will be held on Wednesday, May 25, 2005, 12:00 p.m., at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170.

Q:	Who is soliciting my proxy?

A:	Our Board of Directors is soliciting your vote for our 2005 annual meeting of stockholders. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	How many votes do I have?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	How many votes can be cast by all stockholders?

A:	As of the record date, we had 77,649,497 shares of common stock outstanding.

Q:	How many shares must be present to hold the meeting?

A:	Our By-laws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at a meeting of our stockholders. As of the record date 38,824,749 shares constitute a majority of our outstanding stock entitled to vote at the meeting. Shares that are voted, broker non-votes, and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether quorum is present. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and proxy card have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Q:	Can my shares be voted if I don’t return the proxy card and do not attend the meeting in person?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Under New York Stock Exchange rules, brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors and the ratification of the appointment of our independent public accounting firm but do not have discretionary authority to vote on any proposed equity compensation plan, such as our proposed Incentive Plan.

If you don’t vote the shares held in your name, your shares will not be voted.

Q:	What vote is required to approve each item?

A:	Our By-laws provide that directors are elected by plurality vote, meaning that the nominees who receive the most votes will be elected directors. The Incentive Plan must be approved by a majority of the votes cast on the proposal. The appointment of KPMG LLP as our independent registered public accounting firm for 2005 must be ratified by the vote of a majority of the shares of common stock present in person or by proxy at the annual meeting.

Withheld votes, abstentions and broker non-votes will have no effect on the voting calculations for the election of directors but will count as a vote against the ratification of the appointment of our independent registered public accounting firm. Withheld votes will have the effect of a vote against the adoption of the Incentive Plan, while abstentions and broker non-votes will have no effect on the voting calculations for the adoption of the Incentive Plan.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card: Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	In person at the annual meeting: All stockholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the annual meeting.

Q:	Can I change my vote?

A:	Yes. Your proxy can be revoked or changed at any time before it is voted by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting.

Q:	What if I don’t vote for a matter listed on my proxy card?

A:	If you return the proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card, if you return the proxy card without indicating your vote for the Incentive Plan, your shares will be voted FOR the approval of the Incentive Plan, and if you return the proxy card without indicating your vote for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, your shares will be voted FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q:	Who pays for soliciting proxies?

A:	We are paying for all costs of soliciting proxies. In addition to solicitations by mail, we have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at an estimated fee of $7,000. Our officers and employees may request the return of proxies by personal conversation or by telephone or telecopy. We are also requesting that banks, brokerage houses and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	Could other matters be decided at the meeting?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our By-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
ELECTION OF DIRECTORS
      The size of our Board has been fixed at six directors. Proxies cannot be voted for a greater number of persons. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of each of the six nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. If any nominee should decline or be unable to serve for any reason, votes will be cast for a substitute nominee designated by the Board. The nominees have advised us that they will serve on the Board if elected.
Information About Directors
      The Nominating and Corporate Governance Committee recommends, and the Board nominates, the following six individuals for election as directors at the annual meeting:
      Enoch L. Dawkins, 67, has served as a Director since August 2003. He has over 40 years of experience in the energy industry. From 1991 until his retirement in March 2003, Mr. Dawkins served as president of Murphy Exploration and Production Company, a subsidiary of Murphy Oil. His career includes numerous management positions domestically and internationally with Ocean Drilling and Exploration, a company he joined in 1964, including serving as President from 1989 until its acquisition by Murphy Oil Company in 1991. Mr. Dawkins is also a director of Energy Partners, Ltd.
      James M. Funk, age 55, is an independent oil and gas consultant. Mr. Funk served as a director of Westport Resources Company from April 2000 until its merger with Kerr McGee Corporation in June 2004. Mr. Funk also served as president of Equitable Production Company, from June 2000 until January 2003. Prior to this, Mr. Funk worked for 23 years at Shell Oil Company, where he held the positions of President, Shell Continental Companies (January 1998 through January 1999), Vice President, Shell Offshore, Inc. and General Manager, Shelf E&P Business Unit (October 1991 through December 1997), and Chief Executive Officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997). Mr. Funk holds a PhD in geology and is a certified petroleum geologist. Mr. Funk also serves as a director of Matador Resources Company, a private oil and gas company headquartered in Dallas, Texas.
      Terence E. Hall, 59, has served as the Chairman of the Board, Chief Executive Officer and a Director since December 1995. From December 1995 until November 2004, he also served as our President. Since 1989, he has also served as President and Chief Executive Officer of our wholly-owned subsidiaries Superior Energy Services, L.L.C. and Connection Technology, L.L.C., and their predecessors.
      Ernest E. “Wyn” Howard, III, 62, has served as a Director since January 2005. Mr. Howard retired as a director of Stratus Properties, Inc. in 1996, where he previously served as President and Chief Executive Officer. He also previously served as Chief Financial Officer, Executive Vice President and a director of Freeport-McMoRan Copper & Gold, Inc. In the 1970s and 1980s, Mr. Howard served in a variety of executive capacities with Freeport-McMoRan, Inc and its predecessor company, McMoRan Oil & Gas Co. Since March 2003, Mr. Howard has also served as a Trustee and member of the Audit Committee and Nominating Committee of Hibernia Funds. He received a BBA in Accounting and a Juris Doctorate from the University of Mississippi.
      Richard A. Pattarozzi, 61, has served as a Director since June 2002. Mr. Pattarozzi retired as a Vice President of Shell Oil Company in January 2000. He also previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. Mr. Pattarozzi serves on the Board of Directors of Global Industries, Ltd., Stone Energy Corporation, Transocean, Inc., Tidewater, Inc. and FMC Technologies, Inc. He received a BS degree in Civil Engineering from the University of Illinois.
      Justin L. Sullivan, 65, has served as a Director since December 1995. Mr. Sullivan has been a private investor and has served as a business consultant since May 1993. Prior to May 1993, he held senior operating and financial management positions with various companies in the forest products industry. Mr. Sullivan also has been an accounting faculty member of the University of New Orleans and Tulane University. He holds an MBA degree from Tulane University and is a certified public accountant.

Meetings of the Board
      There were seven Board meetings in 2004. Each director attended at least 75% of the meetings of the Board and the committees of which he was a member. The Board of Directors has determined that the following directors are “independent” within the meaning of the New York Stock Exchange (NYSE) listing standards currently in effect: Ernest E. Howard, III, Richard A. Pattarozzi, and Justin L. Sullivan. Under NYSE listing standards, we are not able to consider our fourth non-employee director, Enoch Dawkins, “independent” because his son-in-law is a principal with KPMG LLP, our independent registered public accounting firm. We have been informed by the NYSE that we may rely on NYSE director independence transition rules that allow Mr. Dawkins to remain a member of our Compensation and Nominating and Corporate Governance Committees until our 2006 annual meeting of stockholders. Mr. Dawkins was appointed to these committees prior to the date that his son-in-law became employed by KPMG LLP.
Board Committees
      Our Board has, as standing committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has affirmatively determined that each member of each of our standing committees has no material relationship with the Company and is also

“independent” within the meaning of New York Stock Exchange listing standards, with the exception of Mr. Dawkins, as noted above. Members of the individual committees are named below:

Nominating and
Audit	Compensation	Corporate Governance

E.E. Howard, III	E.L. Dawkins	E.L. Dawkins
R. A. Pattarozzi	R. A. Pattarozzi*	E.E. Howard, III*
J. L. Sullivan*	J. L. Sullivan	R. A. Pattarozzi
J. L. Sullivan

*	Chairman of the committee
      Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a written charter that has been approved by the Board. Copies of these charters, as well as copies of our Corporate Governance Guidelines and our Code of Business Ethics and Conduct, are available on the investor relations page of our website at www.superiorenergy.com.

Audit Committee
      The Audit Committee is primarily responsible for assisting the Board in fulfilling its fiduciary duties to our stockholders with respect to financial matters. The committee has oversight responsibility for our financial statements and the financial reporting process, our systems of internal accounting and financial controls and the annual independent audit of our financial statements. The Audit Committee met ten times during 2004. The Board of Directors has determined that Justin L. Sullivan qualifies as our audit committee financial expert.

Compensation Committee
      The Compensation Committee is charged with evaluating and approving our overall compensation strategy, including the compensation strategy of our executive officers, in order to ensure that our executive officers are rewarded appropriately for their contributions to our growth and profitability and that such strategy supports our objectives and the interests of our stockholders. In addition, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance with respect to such goals and objectives, and, based on this evaluation, sets the level of his compensation. Together with the Chief Executive Officer, the committee also annually evaluates the performance of our other executive officers and, based on such evaluation, reviews and approves their compensation.
      In addition, the committee reviews our incentive compensation and other stock-based plans and recommends changes in such plans to the board of directors as needed. The committee has been delegated the authority of the entire Board with respect to the administration of such plans, including annual bonus plan provisions and measurements. For example, the committee administers our 2004 Director Restricted Stock Units Plan, which is designed to motivate and compensate our non-employee directors by providing them with a proprietary interest in our company. More information about our 2004 Directors Restricted Stock Units Plan can be found under the heading “Director Compensation,” below.
      At the beginning of each fiscal year, the Compensation Committee also approves performance goals for each of our eight executive officers under our cash incentive bonus program. Depending on the executive officer’s position, each executive officer is assigned a performance target, which is aligned with the performance of an assigned division or subsidiary and/or the financial performance of our company as a whole. Based on the achievement of minimum, target or maximum performance levels, each officer is eligible to receive, on a sliding scale, a bonus equal to a certain percentage of his salary, which bonus may be adjusted up or down based upon whether his assigned business unit achieved pre-defined safety targets during the past fiscal year. The Compensation Committee also has authority to approve discretionary bonuses (i) to executive officers whose individual financial targets are not met but who have nonetheless made extraordinary contributions to our company or (ii) in excess of the pre-determined maximum bonus amount to executive officers who have not only achieved their maximum performance target but who also have made extraordinary contributions to our company.
      If our proposed 2005 Stock Incentive Plan is approved by our stockholders at the annual meeting, the Compensation Committee will administer the plan and approve all grants under the plan to eligible participants. The plan is designed to motivate our key employees, including company officers, consultants and advisors by giving them opportunities to receive or purchase shares of our common stock through the granting of stock-based incentives. The types of stock-based incentives that may be granted under the plan include incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. More information about our proposed 2005 Stock Incentive Plan can be found under the heading “Proposal to Approve the Superior Energy Services, Inc. 2005 Stock Incentive Plan,” below.
      In late 2004 and 2005, the Compensation Committee worked closely with a compensation consultant to develop a modified long-term incentive program to replace a portion of the annual option grants made to our executive officers and other key employees with performance share units. Under this modified program, performance share units would be granted to our executive officers, with the amounts actually paid based on achieving performance goals set by the Compensation Committee. More information regarding our long-term incentive program can be found under the heading “Compensation Committee Report.”
      The Compensation Committee met seven times during 2004.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance assists the Board in identifying qualified individuals to become directors, determining the composition of the Board and Board committees, monitoring a process to assess Board effectiveness and developing and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee met two times during 2004.
      The committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. The committee will also consider director nominees recommended by stockholders in accordance with the procedures described in our By-laws. If you have been the beneficial owner of at least 1% of our outstanding common stock for at least one year, you may recommend a person or persons for consideration as a nominee for election to the Board by sending written notice by mail, c/o Secretary, Superior Energy Services, Inc. 1105 Peters Road, Harvey, Louisiana 70058. The notice must set forth:

•	the name, age, business address and residential address of your proposed nominee;

•	his or her principal occupation or employment;

•	the number of shares of common stock beneficially owned by him or her; and

•	and any other information relating to your proposed nominee that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had he or she been nominated by the Board of Directors.
      In addition, you must provide:

•	your name, age, business address and residential address;

•	the number of shares of our common stock that you beneficially own;

•	a representation that you intend to appear in person at the stockholders meeting to make the nomination; and

•	a description of all agreements, arrangements and understandings among you, any person acting in concert with you, your proposed nominee and any other person or persons (naming such person or persons), pursuant to which you submitted the name of your proposed nominee.

      You should also include a written consent of your proposed nominee to serve as a director if so elected and an affidavit signed by him or her certifying that he or she meets the qualifications necessary to serve as a director.
      Stockholder recommendations will be considered only if received no later than the 120th calendar day before the first anniversary of the date of our proxy in connection with the previous year’s annual meeting (no later than December 20, 2005) with respect to recommendations for nominees to be considered at the 2006 annual meeting of stockholders).
      The Nominating and Corporate Governance Committee believes that nominees to our Board of Directors must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, particularly in the energy industry, must be committed to representing the long-term interests of our stockholders, and must have high ethical and moral standards and integrity. The committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.
      In addition, with respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. With the exception of Mr. Funk, each of the nominees for director at the 2005 annual meeting of stockholders is a current director standing for re-election. Mr. Funk was recommended as a director nominee by the Nominating and Corporate Governance Committee because of his experience as a petroleum geologist. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director suggested by stockholders using the process set forth in our By-laws.
      We did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2005 annual meeting of stockholders. However, the committee may in the future choose to retain a professional search firm to identify potential nominees for director. The Nominating and Corporate Governance Committee did not receive, by December 27, 2004 (the 120th calendar day before the first anniversary of the date of our 2004 proxy statement), any recommended nominee from a stockholder who beneficially owns more than 5% of our stock or from a group of stockholders who beneficially own, in the aggregate, more than 5% of our stock.
Director Compensation
      In order to closely align the outside directors’ compensation with the financial interests of our stockholders, a significant portion of their compensation is paid in equity in accordance with the terms of our 2004 Directors Restricted Stock Units Plan (the “Directors Plan”). Under the terms of the Directors Plan, on the date of each annual meeting of stockholders, each non-employee director is automatically granted a number of restricted stock units (RSUs) having an aggregate value of $30,000, with the exact number of units determined by dividing $30,000 by the fair market value of our common stock on the day of the annual meeting. An RSU represents the right to automatically receive from us, within 30 days of the date the participant ceases to serve on the Board, one share of our common stock. In addition, upon any person’s initial election or appointment as an eligible director, otherwise than at an annual meeting of stockholders, such person will receive a pro rata number of RSUs based on the number of full calendar months between the date of grant and the first anniversary of the previous annual meeting.
      Our outside directors also receive cash compensation of $30,000 a year. The chairman of the Audit Committee receives additional cash compensation of $20,000 a year, and the chairmen of the Nominating and Corporate Governance and Compensation Committees receive additional cash compensation of $10,000 a year for their service to these committees. These amounts are paid in equal monthly installments. Outside directors also receive a $1,500 fee for each Board meeting and each committee meeting attended.
      Mr. Hall does not receive any special compensation for his service as a director. All directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.
Executive Sessions; Communications with the Board; Meeting Attendance
      The Board has adopted a policy providing that the independent directors will meet in executive session at each regularly-scheduled Board meeting, or more frequently if necessary. Under this policy, the chair of each executive session meeting will be chosen by the independent directors, by majority vote, immediately prior to the convening of each such meeting.
      Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to Secretary, Superior Energy Services, Inc. 1105 Peters Road, Harvey, Louisiana 70058. Mr. Rosenstein will forward the stockholder’s communication directly to the appropriate director or directors.
      The Board has adopted a policy that recommends that all directors personally attend each annual and special meeting of our stockholders. At the last annual meeting of stockholders held on May 25, 2004, all of our directors were in attendance with the exception of Joseph R. Edwards, who resigned from the Board in October 2004.
STOCK OWNERSHIP
Stock Ownership of Certain Beneficial Owners
      The following table shows the number of shares of our common stock beneficially owned as of March 15, 2005 by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

Kotts Capital Holdings, Limited Partnership	7,696,095	9.9%
3737 Willowick Road
Houston, Texas 77019

Stock Ownership of Management
      The following table shows the number of shares of our common stock beneficially owned as of March 15, 2005 by our directors, director nominees, our five most highly-compensated executive officers, and all of our directors and executive officers as a group. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class
A. Patrick Bernard	106,000		*
Kenneth Blanchard	531,100	(2)	*
Enoch Dawkins	23,261	(3)	*
James M. Funk	1,000		*
Terence E. Hall	1,796,437		2.21%
Ernest E. Howard	5,485	(3)	*
Gregory L. Miller	125,000		*
Richard A. Pattarozzi	36,411	(3)	*
Justin L. Sullivan	53,261	(3)	*
Robert S. Taylor	418,334		*
All directors, director nominees and executive officers as a group (10 persons)	3,096,289		3.84%

*	Less than 1%.

(1)	Includes the number of shares subject to options that are exercisable by May 14, 2005, as follows: Mr. Blanchard (482,373); Mr. Dawkins (20,000); Mr. Hall (1,783,617); Mr. Pattarozzi (30,000); Mr. Sullivan (40,000); Mr. Taylor (418,334); Mr. Miller (125,000); and Mr. Bernard (105,000).

(2)	Includes 19,593 shares held by Mr. Blanchard’s children and 15,067 shares held by Mr. Blanchard’s spouse, of which Mr. Blanchard is deemed to be the beneficial owner.

(3)	Includes the number of shares the director has the right to receive through the grant of Restricted Stock Units, as follows: Mr. Dawkins (3,261); Mr. Pattarozzi (3,261); Mr. Sullivan (3,261); Mr. Howard (425). Each Restricted Stock Unit vests immediately upon grant, but the shares of common stock payable upon vesting will not be delivered to the director until he ceases to serve on our board of directors.

EXECUTIVE COMPENSATION
Summary of Executive Compensation
      The following table shows the compensation of our chief executive officer and our four other most-highly compensated executive officers for the three fiscal years ended December 31, 2004.
Summary Compensation Table

						Long-Term
						Compensation
						Awards
		Annual Compensation				Securities
				Other Annual		Underlying	All Other
Name and Position	Year	Salary	Bonus	Compensation(1)		Options/SARs	Compensation(2)

Terence E. Hall	2004	$450,000	$437,500	—	(3)	490,000	$11,261
Chairman, Chief	2003	450,000	300,000	—	(3)	—	12,916
Executive Officer	2002	451,620	300,000	—	(3)	—	11,382
Kenneth Blanchard	2004	$248,423	$224,875	—		200,000	$11,386
Chief Operating Officer,	2003	210,000	125,000	—		70,000	12,547
President	2002	211,113	105,000	—		65,000	11,022
Robert S. Taylor	2004	$177,077	$178,500	—		150,000	$10,986
Chief Financial Officer,	2003	160,000	100,000	—		70,000	12,412
Executive Vice	2002	160,000	80,000	—		55,000	10,806
President, Treasurer
Gregory L. Miller(4)	2004	$200,000	$230,000	—		100,000	$5,474
Executive Vice	2003	138,940	50,000	—		25,000	2,878
President
A. Patrick Bernard(5)	2004	$193,358	$113,750	—		100,000	$9,572
Executive Vice	2003	136,532	50,000	—		15,000	8,660
President	2002	134,994	40,000	—		—	7,851

(1)	Perquisites and other personal benefits paid in any of the years presented did not exceed the lesser of $50,000 or 10% of salary and bonus for that year.

(2)	Comprised of our matching contributions to the 401(k) plan, hospitalization and health insurance, disability and life insurance.

(3)	Since January 1, 2002, Mr. Hall has been allowed to use the corporate airplane for personal travel. Mr. Hall reimburses us for his personal travel on the corporate airplane in an amount equal to the cost of a first class, nonrefundable ticket to his destination. Mr. Hall also reimburses us for any incidental expenses incurred during his personal travel, such as baggage handling fees at the airport and meals for the pilots. Mr. Hall reimbursed us approximately $13,546 for his personal use of the airplane during 2004.

(4)	Mr. Miller was appointed as an executive officer in September 2004. He also serves as the President of our wholly-owned subsidiary, SPN Resources, LLC, which position he has held since April 2003.

(5)	Mr. Bernard was appointed as an executive officer in September 2004.
Executive Employment Agreements
      We have entered into employment agreements with all of our eight executive officers.
      Mr. Hall’s employment agreement has a term that expires on July 15, 2007. The term is automatically renewed for an additional year on each July 15 unless we or Mr. Hall gives at least 90 days written notice that the term will not be extended. Mr. Hall’s current annual base salary is $525,000. He is also eligible to earn an annual incentive bonus based upon the achievement of performance objectives and is eligible for stock option and other stock-based grants under our long-term incentive plans, in each case as approved by the Compensation Committee. Mr. Hall’s employment agreement contains non-competition and other provisions intended to protect our interests in the event that Mr. Hall ceases to be employed. The agreement provides for the termination of Mr. Hall’s employment upon his death or disability, by us for cause or by Mr. Hall for good reason. In relation to us, cause is defined to include a willful and continued failure by Mr. Hall to substantially perform his duties, or willful misconduct by him that is materially injurious to us. In relation to Mr. Hall, good reason includes any failure by us to comply with any material provision of his employment agreement. Upon termination of Mr. Hall’s employment, we must pay him (or his estate in the event of a termination as a result of death) all compensation owing through the date of his termination, including any bonuses, incentive compensation or other amounts accrued and payable to him as of such date. Upon termination of Mr. Hall’s employment, we must pay Mr. Hall (or his estate in the event of a termination as a result of death), a benefit in an amount equal to his annual base salary. If Mr. Hall’s employment is terminated within two years following a change-in-control of our company, in addition to any amounts otherwise due to him under the agreement, Mr. Hall is entitled to (i) a lump-sum payment equal to the product of the sum of his base salary and the bonus paid or payable to him for the proceeding fiscal year and the greater of the number of years (including partial years) remaining in his term of employment or the number 2, (ii) continue his participation in our medical, dental, accidental death, and life insurance plans for two years, subject to COBRA required benefits thereafter, and (iii) be fully-vested in any stock options or stock grants held by him.
      Mr. Taylor’s and Mr. Blanchard’s employment agreements have terms that expire on April 1, 2008. On April 1, 2006, and on each subsequent April 1, the terms of Mr. Taylor’s and Mr. Blanchard’s employment agreements will be automatically renewed for an additional year unless, within 180 days prior to April 1, 2006 or any subsequent anniversary thereof, either we or Mr. Taylor or Mr. Blanchard, as appropriate, give prior written notice of our or his election not to extend the employment term. Mr. Taylor’s current annual base salary is $250,000, and Mr. Blanchard’s current annual base salary is $325,000. Each of Messrs. Taylor and Blanchard is also eligible to earn an annual incentive bonus based upon the achievement of performance objectives and are eligible for stock option and other stock-based grants under our long-term incentive plans, in each case as approved by the Compensation Committee. Their employment agreements also contain non-competition and other provisions intended to protect our interests in the event that either officer ceases to be employed. Upon termination of Mr. Taylor’s or Mr. Blanchard’s employment, we must pay Mr. Taylor or Mr. Blanchard, as appropriate (or their estates in the event of a termination as a result of death), all compensation owing through the date of their termination, including any bonuses, incentive compensation or other amounts accrued and payable to them as of such date. Upon termination due to a change in control of our company, Mr. Blanchard and Mr. Taylor are entitled, respectively, to a lump-sum payment equal to two times the sum of (i) their base salary and (ii) the average of the annual bonuses paid or payable to them for the preceding three fiscal years.
      The employment agreements with each of our other five executive officers (each of whom have the title Executive Vice President), have terms that expire on April 1, 2007. The current base salaries for these officers are as follows: Mr Bernard ($210,000), Mr. Cook ($165,000), Mr. Holleman ($185,000), Mr. Miller ($230,000), and Mr. Young ($210,000). Should any of these officers serve until April 1, 2007, and remain employed by us thereafter, his employment relationship shall convert to a month-to-month, at will relationship and be terminable for any reason by us or him upon 30 days prior written notice to the other party. All of these officers are eligible to earn annual incentive bonuses based upon the achievement of performance objectives and are eligible for stock option and other stock-based grants under our long-term incentive plans, in each case as approved by the Compensation Committee. Each of their employment agreements also contain non-competition and other provisions intended to protect our interests in the event that they cease to be employed. In addition, upon a change in control of our company, each of the above-named officers is entitled to a lump-sum payment equal to two times the amount of his base salary.

Option Grants in 2004
      The following table contains information concerning the grants of options to our five most highly-compensated executive officers during 2004. No stock appreciation rights were granted in 2004.
2004 Stock Option Grants

					Potential Realizable
		Percent of			Value
		Total			at Assumed Annual Rates
	No. of Shares	Options			of Stock Appreciation
	Underlying	Granted to	Exercise		for Option Term(1)
	Options	Employees	or Base	Expiration
Name	Granted	in 2004	Price	Date	5%	10%
Terence E. Hall	490,000	32.9%	$10.66	8/10/14	3,284,968	8,324,754
Kenneth Blanchard	200,000	13.4%	$10.66	8/10/14	1,340,803	3,397,859
Robert S. Taylor	150,000	10.1%	$10.66	8/10/14	1,005,603	2,548,394
Gregory L. Miller	100,000	6.7%	$10.66	8/10/14	670,402	1,698,929
A. Patrick Bernard	100,000	6.7%	$10.66	8/10/14	670,402	1,698,929

(1)	Appreciation has been calculated over the term of the options, beginning with the exercise price of each respective option.
Aggregate Option Exercises During 2004 and Option Values at Fiscal Year End
      The following table contains information concerning the aggregate option exercises by our five most highly-compensated executive officers during 2004 and the value of outstanding options as of December 31, 2004 based on the difference between the closing per share sale price of $15.41 on that date, as reported by the New York Stock Exchange, and the exercise price of the options.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options
	Acquired on	Value	Options at Year End (#)	at Year End ($)
	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Terence E. Hall	45,000	96,288	1,827,617/0	$13,360,510/$ 0
Kenneth Blanchard	107,000	491,087	724,040/68,333	$ 5,086,065/$438,781
Robert S. Taylor	—	—	575,001/64,999	$ 4,229,256/$418,944
Gregory L. Miller	—	—	112,500/12,500	$ 533,875/$ 78,875
A. Patrick Bernard	—	—	105,000/10,000	$ 502,800/$ 55,600
AUDIT COMMITTEE REPORT
      The Audit Committee is comprised of Messrs. Sullivan as Chairman, Howard, and Pattarozzi. Each of these individuals meet the independence requirements of the New York Stock Exchange, as well as any other applicable legal and regulatory requirements. The duties and responsibilities of the Audit Committee are set forth in its written charter adopted by the Board. The committee reassesses its charter as conditions dictate, but in no event less than once a year, and updates it in order to comply with the rules of the New York Stock Exchange and any other applicable legal and regulatory requirements.
      The Audit Committee reviewed and discussed our financial statements with management, which is primarily responsible for preparing the statements, and our independent registered independent public accounting firm, KPMG LLP, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, and has reviewed KPMG’s independence. As part of the committee’s review of KPMG’s independence, it received and discussed the written disclosures and the letter from KPMG required by Independence Standards Board Statement No. 1.

The Audit Committee has also considered whether KPMG’s provision of non-audit services to us, which are described below, was compatible with its independence. The committee has concluded that it is.
      Based on its reviews and discussions with management and KPMG, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Justin L. Sullivan
Ernest E. Howard, III
Richard A. Pattarozzi
Fees Paid to Independent Registered Public Accounting Firm
      KPMG has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	Fiscal Year Ended
	December 31,

	2004	2003

Audit Fees(1)	$815,135	$274,017
Audit-Related Fees(2)	55,050	—
Tax Fees(3)	278,487	74,635
All Other Fees(4)	—	14,100

(1)	Reflects fees for services rendered for the audits of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Reflects fees for all other services not included in the figures above. KMPG did not perform any financial information systems design and implementation services for us in 2004.
Pre-Approval Process
      The services performed by the independent auditor in 2004 were pre-approved by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by our independent auditor. For non-audit services permissible under law, management may either (i) submit the project for pre-approval by the chairman of the audit committee, if the total anticipated cost of the project is no more than $10,000 and the total anticipated cost of all such projects pre-approved by the chairman during the fiscal quarter does not exceed $25,000, or (ii) submit the project for pre-approval by the full audit committee, either at its next regularly scheduled meeting, at a special meeting, or by unanimous written consent.
      Management may engage the independent registered public accounting firm to perform specific permissible audit-related and non-audit services described on an exhibit to the policy without the pre-approval of the audit committee, provided that such services are performed pursuant to separate engagement letters and the aggregate cost of those services does not exceed $10,000 per calendar quarter. Once this amount is exceeded in any calendar quarter, the independent registered independent public accounting firm may not provide additional services unless they are pre-approved as described above. Permissible services not listed on the exhibit the must be separately pre-approved by the audit committee.

      At each regularly scheduled meeting of the audit committee, the chairman of the audit committee and management will advise the full audit committee of the scope and anticipated cost of all projects undertaken without the approval of the full audit committee.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Our executive compensation program is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is responsible for compensation of the Company’s executive officers. The specific duties and responsibilities of the Compensation Committee is described above under “Election of Directors — Board Committees — Compensation Committee” and in the charter of the Compensation Committee which is available on the Company’s website at www.superiorenergy.com.
      The Compensation Committee has furnished the following report on executive compensation.
Executive Compensation Objectives and Policies
      The Compensation Committee seeks to ensure that:

•	rewards are linked to Company-wide individual performance;

•	the interest of the Company’s employees are aligned with those of its stockholders through potential stock ownership; and

•	compensation and benefits are set at market-competitive levels that enable the Company to attract, retain and motivate a talented work force which helps us maintain a critical advantage in our competitive market place.
      The Committee applies these objectives and policies through performance-based cash bonuses and, within the total number of shares authorized by stockholders, stock based incentive grants. The Committee intends to focus on making a high proportion of executive officer compensation dependent upon long term performance and enhancing stockholder value.
      As part of its duties, the Compensation Committee also sets the compensation of Mr. Hall, our Chief Executive Officer. Mr. Hall does not participate in these discussions or in the making of recommendations by the Compensation Committee of his compensation.
Components of Executive Compensation

Base Salary
      In establishing base cash compensation for our executives, we intend to target the median cash compensation of our competitors for their executives having similar responsibilities. Base salaries of our executives have historically been set at or below the median, so that bonuses generally will constitute a larger portion of cash compensation. This also has the effect of linking a significant portion of our executives’ total cash compensation to our overall performance.

Cash Incentive Bonuses
      The Compensation Committee approves all cash incentive bonuses awarded to our executive officers. Historically, annual cash incentive bonuses for our executive officers have been awarded based upon multiple performance criteria, including subjective evaluations of personal job performance. For fiscal year 2005, the Compensation Committee has approved minimum (25% of salary), target (50% of salary) and maximum (100% of salary) cash bonus award levels for our executive officers, based upon each officer achieving 75%, 100% and 130%, respectively, of a financial performance target that is tailored to him. Each financial performance target is either aligned with the financial performance of a particular company division or subsidiary or the company’s overall financial performance, depending on the executive officer’s position. Assuming a particular officer qualifies for a bonus payout, the payout can either be reduced by a maximum of 25% if pre-determined “base” safety-metrics are not met or increased by a maximum of 12.5% for achieving

“stretch” safety targets. Any bonus amounts determined using the criteria described above may be adjusted by the Compensation Committee in order to ensure that they are appropriate in light of the performance factors relevant to the particular officer.

Long-Term Incentive Compensation
      Consistent with our compensation philosophy, the Compensation Committee believes that stock ownership and stock-based incentive awards are the best way to align the interests of our executives with those of our stockholders. In 2004, the Compensation Committee approved annual stock option grants to executive officers and other key employees, as recommended by the Chief Executive Officer. Option awards were made to 12 employees and executives and covered approximately 1,490,000 shares of underlying common stock. All stock option awards were made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders of stock option awards benefit only when and to the extent that our stock price increases after the option grant.
      In late 2004 and early 2005, the Compensation Committee worked closely with a compensation consultant to develop a revised long-term incentive (“LTI”) compensation program intended to reduce the Company’s historical reliance on options and to more closely link payments to long-term performance. The new LTI program would substitute performance share units (“PSUs”’) for a portion of the stock options granted to executive officers and other participating key employees. Grants of PSUs would provide for the payout of 50% in shares of common stock and 50% in cash, generally in three years, if the recipient has met continued service requirements. The PSUs payout would also be contingent on the Company’s performance against a pre-set objective or set of objectives. If our stockholders approve the proposed Superior Energy Services, Inc. 2005 Stock Incentive Plan, the revised LTI Program will be implemented by the Compensation Committee.
      At the beginning of year one of each performance cycle, each of our executive officers (and other key employees participating in the program) would have a target percentage established. For our Chief Executive Officer, the target percentage would equal 300% of his base salary, for our Chief Operating Officer and Chief Financial Officer, the target percentage would be equal to 200% of their respective base salaries, and for our other executive officers (each of whom holds the title of Executive Vice President), the target percentage would be equal to 150% of their respective base salaries. Fifty percent of this amount would be granted in the form of options (using a valuation formula that takes into account the current trading price of our common stock and the cost to us of expensing the options) and the remaining 50% would be used as the target payout on the PSUs described below.
      The options granted under the program will vest equally over a term of three years, with one-third of the options vesting per year starting at the end of the first year. The exercise price of the option will be equal to the fair market value of the option on the date of grant. The Compensation Committee does not grant stock options with the so called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, since gains from stock option exercises depend entirely on the long-term appreciation of the Company’s stock price.
      The Committee initially intends to use two performance criteria for the PSUs: (i) return on invested capital (“ROIC”); and (ii) total stockholder return, in each case relative to a peer group consisting of twelve oilfield services companies. Beginning with this year’s proxy statement and in connection with the implementation of the new long-term incentive program, we have decided to track our company’s performance against the performance of these twelve peer companies, as described further under the heading “Performance Graph,” below.
      The philosophy of our revised LTI program is simple: a basic reward for reaching minimum expectations, and an upside for reaching our maximum or aspirational goals. The LTI program will link our long term performance directly to compensation received by our executive officers and other key employees and encourage them to make significant contributions towards increasing our ROIC and, ultimately, our total stockholder return. Under both performance criteria, the maximum, target and threshold levels are met when our company’s ROIC and shareholder return are in the 80th percentile, 60th percentile and 40th percentile, respectively, as compared to the ROIC and total shareholder return of our peer company group. If “maximum” levels are attained within both performance criteria, at the end of the three year period, the executive officer is eligible to receive, for each PSU held by him, cash and common stock valued at 200% of the date-of-grant value of the PSU. If “target” levels are attained within both performance criteria, the executive officer is eligible to receive, for each PSU held by him, cash and common stock valued at 100% of the date-of-grant value of the performance unit. Finally, if “threshold” levels are attained within both performance criteria, the executive officer is eligible to receive, for each PSU held by him, cash and common stock valued at 50% of the date-of-grant value of the performance unit. Results that fall in-between the “maximum,” “target” and “threshold” levels of both performance criteria will be calculated based on a sliding scale.

Compensation of the Chief Executive Officer
      Components of our Chief Executive Officer’s compensation for 2004 included base salary and an annual incentive bonus.
      Mr. Hall’s base salary for 2004 was $450,000. His base salary was last increased in July 2001. Mr. Hall also received a cash incentive bonus in the amount of $437,500 in recognition of his leadership during 2004. Mr. Hall received 490,000 stock options in 2004.
      The Compensation Committee believes that the total compensation package provided to Mr. Hall is fair and reasonable based on the competitive market in which we conduct our business and his overall contribution to our success.

Policy Regarding Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our Chief Executive Officer and other executive officers in excess of $1 million, except for qualified performance-based compensation. The stock options we grant have been structured to qualify as performance-based and are so not subject to this deduction limitation. While the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.

Compensation Committee Interlocks and Insider Participation
      During 2004, the Compensation Committee was composed entirely of outside, non-employee directors and none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board.

THE COMPENSATION COMMITTEE

Enoch L. Dawkins
Richard A. Pattarozzi
Justin L. Sullivan
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities. To the best of our knowledge, all required forms were timely filed with the SEC during 2004, except for a Form 4 reporting one transaction filed on behalf of Mr. Hall, a Form 4 reporting one transaction filed on behalf of Mr. Taylor and a Form 4 reporting one transaction filed on behalf of Mr. Blanchard, in each case due to a clerical error.

Performance Graph
      The graph and corresponding table below compares the total stockholder return on our common stock for the last five years with the total return on the S&P 500 Index and a Self-Determined Peer Group for the same period. The information in the graph is based on the assumption of a $100 investment on January 1, 2000 at closing prices on December 31, 1999.

	PERIOD ENDING

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999	2000	2001	2002	2003	2004

Superior	$100	$170.40	$128.10	$121.50	$139.30	$228.30
S&P 500	$100	$91.20	$80.40	$62.60	$80.60	$89.50
Self-Determined Peer Group	$100	$173.30	$140.00	$146.10	$165.80	$220.80

NOTES:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on December 31, 1999.
      Beginning with the Proxy Statement for 2005, we changed the composition of the Self-Determined Peer Group that represents the peer company index for this performance graph. Our Self-Determined Peer Group is comprised of the same peer group of twelve companies whose average stockholder return levels comprise part of the performance criteria established by the Compensation Committee under our new long-term incentive compensation program (which is described under the heading “Compensation Committee Report on Executive Compensation,” above): BJ Services Company, Cal Dive International Inc., Helmerich & Payne, Inc., National Oil Well, Inc., Oceaneering International, Inc., Oil States International, Inc., Pride International, Inc. RPC, Inc., Seacor Holdings Inc., Smith International, Inc., Tetra Technologies, Inc. and W-H Energy Services, Inc.

      Our previous Self-Determined Peer Group was comprised of the following six companies: BJ Services Company, Global Industries, Ltd., Schlumberger Limited, Baker Hughes Incorporated, Halliburton Company and Weatherford International Ltd. For comparative purposes, using the same assumptions, the total stockholder return for our previous Self-Determined Peer Group on December 31, 2003 was $104.46, and the total stockholder return for our previous Self-Determined Peer Group on December 31, 2004 was $138.83.
PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC.
2005 STOCK INCENTIVE PLAN
General
      The Board believes that the growth of our company depends upon the efforts of our officers and key employees, and that the Superior Energy Services, Inc. 2005 Stock Incentive Plan (the “Incentive Plan”) will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing stockholder value. The Incentive Plan has been adopted by the Board of Directors, subject to approval by our stockholders at the annual meeting. The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Incentive Plan, which is attached to this proxy statement as Appendix A.
Purpose of the Proposal
      The Board believes that providing officers and key personnel with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, approximately 40,161 shares of common stock remain available for grant under our previous stock incentive plans. The Board believes that adoption of the new Incentive Plan is necessary to provide us with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of our stockholders.
Terms of the Incentive Plan
      Administration of the Incentive Plan. The Compensation Committee of the Board administers the Incentive Plan and has authority to make awards under the Incentive Plan, to set the terms of the awards, to interpret the Incentive Plan, to establish any rules or regulations relating to the Incentive Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Incentive Plan. Subject to the limitations specified in the Incentive Plan, the Compensation Committee may delegate its authority to appropriate company personnel.
      Eligibility. Officers and key employees of our company will be eligible to receive awards (“Incentives”) under the Incentive Plan when designated as Incentive Plan participants. We currently have eight executive officers and approximately 100 key employees eligible to receive Incentives under the Incentive Plan. Over the past several years, we have granted options to nearly all of our executive officers and approximately 200 key employees under our current stock incentive plans. The Incentive Plan also permits consultants and advisors to receive Incentives, although we do not have any current intention of awarding Incentives to consultants or advisors. Incentives under the Incentive Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	other stock-based awards.

      Shares Issuable Through the Incentive Plan. A total of 4,000,000 shares of common stock are authorized to be issued under the Incentive Plan, representing approximately 5.2% of our outstanding shares of common stock. The closing sale price of a share of common stock, as quoted on the New York Stock Exchange on April 7, 2005 was $17.75.
      Limitations and Adjustments to Shares Issuable Through the Incentive Plan. Incentives relating to no more than 1,000,000 shares of common stock may be granted to a single participant in one calendar year. In addition, an aggregate of no more than 1,750,000 shares of common stock may be issued as restricted stock, restricted stock units, or other stock-based awards. All Incentives shall be subject to the minimum vesting periods, except that with respect to restricted stock, restricted stock units and other stock-based awards, an aggregate of 200,000 shares may be granted without compliance with the minimum vesting periods described below.
      For purposes of determining the maximum number of shares of common stock available for delivery under the Incentive Plan, shares of common stock that are not delivered because the Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Incentive Plan. In addition, no more than 1,000,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code. With respect to stock appreciation rights, all shares to which the stock appreciation rights relate are counted against the Incentive Plan limits, rather than the net number of shares of common stock delivered upon exercise of the stock appreciation right.
      Proportionate adjustments will be made to all of the share limitations provided in the Incentive Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.
      Amendments to the Incentive Plan. The Board may amend or discontinue the Incentive Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Incentive Plan;

•	materially increase the number of shares of common stock that may be issued under the Incentive Plan;

•	materially expand the classes of persons eligible to participate in the Incentive Plan;

•	expand the types of awards available for grant under the Incentive Plan;

•	materially extend the term of the Incentive Plan;

•	materially change the method of determining the exercise price of stock options or the “base price” of stock appreciation rights; or

•	amend the Incentive Plan to permit repricing of options without the approval of stockholders.
      No amendment or discontinuance of the Incentive Plan may materially impair any previously granted Incentive without the consent of the recipient.
      Types of Incentives. Each of the types of Incentives that may be granted under the Incentive Plan is described below:

Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee; provided that the term of an option may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any stock option at any time. The Compensation Committee may also approve the purchase by us of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by us; or in any other manner authorized by the Compensation Committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

Except for certain permitted adjustments or upon a change in control, unless approved by our stockholders, (a) the exercise price for any outstanding option granted under the Incentive Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under the Incentive Plan may not, as of any date that such option has a per share exercise price that is greater than the then current fair market value of our common stock, be surrendered as consideration for the grant of a new option with a lower exercise price, shares of common stock, shares of restricted stock, restricted stock units, another “stock-based” award or a cash payment.

Restricted Stock. Shares of common stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the restricted period). Except for shares of restricted stock that vest based on the attainment of performance goals and except for grants of a small number of shares described above under “Limitations and Adjustments to Shares Issuable through the Incentive Plan,” the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period must be at least one year, with incremental vesting of portions of the award allowed. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Incentive Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares. Restricted stock units are subject to the same minimum voting periods described above for grants of restricted stock.

Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Compensation Committee may determine, subject to the provisions of the Incentive Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals and meet the additional requirements imposed by Section 162(m).

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock, the number of which is determined pursuant to a formula set forth in the Incentive Plan. Under that formula, the number of shares of common stock issuable upon the exercise of a stock appreciation right is determined by dividing: (1) the number of shares of common stock as to which the stock appreciation right is exercised, multiplied by the amount of the appreciation in a share (for this purpose, the “appreciation” is the amount by which the fair market value (as defined in the Incentive Plan) of a share of common stock subject to the stock appreciation right on the exercise date exceeds the “Base Price” by (2) the fair market value of a share of common stock on the exercise date. The “Base Price” is an amount, not less than the fair market value of a share of common stock on the date of grant, which shall be determined by the Compensation Committee at the time of grant, subject to certain adjustments. The term of a stock appreciation right will be determined by the Compensation Committee, but may not exceed ten years.

Other Stock-Based Awards. The Incentive Plan also authorizes the Compensation Committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Compensation Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting periods described above for grants of restricted stock.

      Performance-Based Compensation Under Section 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Incentive Plan will qualify as performance-based compensation under Section 162(m) (as described under “Compensation Committee’s Report on Executive Compensation”). Grants of any restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria applied to our company as a whole, a company division or a subsidiary: earnings per share, earnings before interest, taxes, depreciation, depletion, accretion and amortization (EBITDA), operating income, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, return on invested capital, return on invested capital relative to cost of capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals, or relative to levels attained in prior years.
      The Compensation Committee has authority to use different targets from time to time under the performance goals provided in the Incentive Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be re-approved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).
      Termination of Employment. If a participant ceases to be employed by us or provide services to us for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Compensation Committee and described in the Incentive agreement.
      Change of Control. In the event of a change of control of our company, as defined in the Incentive Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.
      In addition to the foregoing, upon a change of control the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to us of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Incentive Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.
      Transferability of Incentives. The Incentives awarded under the Incentive Plan may not be transferred except

•	by will;

•	by the laws of descent and distribution;

•	pursuant to a domestic relations order; or

•	in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant and/or immediate family members, if permitted by the Compensation Committee and if so provided in the stock option agreement.
      Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Incentive Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee’s right of disapproval.
Awards to be Granted
      If our stockholders approve the Incentive Plan at the annual meeting, grants of awards to key employees, officers, consultants and advisors will be made in the future by the Compensation Committee as necessary to attract and retain key personnel.
Federal Income Tax Consequences of Stock Options
      Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.
      When a non-qualified stock option granted pursuant to the Incentive Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.
      An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.
      If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
      If, upon a change of control of our company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

Vote Required
      Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposed plan, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date of the stockholders’ meeting.
      The Board unanimously recommends that the stockholders vote FOR the proposal to approve the Incentive Plan.
Equity Compensation Plan Information
      The following table presents information as of December 31, 2004, regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation.

Number of
Securities
	Number of		Remaining Available
	Securities to be	Weighted-Average	for Future Issuance
	Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,797,295	$8.43	35,746	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	5,797,295		35,746

(1)	Under the terms of our 1999 Stock Incentive Plan and 2002 Stock Incentive Plan, no more than 250,000 shares may be issued as restricted stock or “other stock-based awards” (which awards are valued in whole or in part on the value of the shares of Common Stock) under each plan. Under the terms of our 1995 Stock Incentive Plan, there is no limit to how many of the shares may be issued as restricted stock or “other stock-based awards.”
PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The audit committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, which selection is submitted to our stockholders for ratification. If our stockholders do not ratify the selection of KPMG LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the audit committee.
      Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
Recommendation of the Board of Directors
      The audit committee and our board of directors recommends that you vote to ratify the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
2006 STOCKHOLDER NOMINATIONS AND PROPOSALS
      Our By-laws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 270 days and not less than 120 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2006 annual meeting, a stockholder’s notice must be received by our Secretary on or after August 28, 2005, but on or before January 25, 2006. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors

Greg Rosenstein
Secretary
Harvey, Louisiana
April 18, 2005

APPENDIX A
SUPERIOR ENERGY SERVICES, INC.
2005 STOCK INCENTIVE PLAN
1.     Purpose.
      The purpose of the 2005 Stock Incentive Plan (the “Plan”) of Superior Energy Services, Inc. (“Superior”) is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Superior’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.001 par value per share, of Superior (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Superior owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.
2.     Administration.
      2.1     Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of Superior (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”), and (c) qualify as an “independent director” under the rules of the New York Stock Exchange.
      2.2     Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.
3.     Eligible Participants.
      Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant.
4.     Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights and (f) Other Stock-Based Awards (as defined in Section 10).
5.     Shares Subject to the Plan.
      5.1     Number of Shares. Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 4,000,000 shares.

      5.2     Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.
      5.3     Limitations on Awards. Subject to Section 12.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 1,000,000 shares.

B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 1,000,000.

C. The maximum number of shares of Common Stock that may be issued as restricted stock, restricted stock units, stock appreciation rights and Other Stock-Based Awards (as defined in Section 10) shall be 1,750,000 shares. Such Incentives shall be subject to the minimum vesting periods provided herein, with respect to restricted stock, restricted stock units and Other Stock-Based Awards, except that restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 200,000 shares of Common Stock may be granted without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2.
      5.4     Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.
6.     Stock Options. A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
      6.1     Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.
      6.2     Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.
      6.3     Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of 10 years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.
      6.4     Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

      6.5     Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.
      6.6     Repricing. Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award (as defined in Section 10), a cash payment or Common Stock.
      6.7     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.
7.     Restricted Stock.
      7.1     Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).
      7.2     The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals, or except as provided in Section 5.3C., the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company as described in Section 12.10.
      7.3     Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 2005 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.
      7.4     Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.
      7.5     Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.
      7.6     Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.
      7.7     Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.
8.     Restricted Stock Units.
      8.1     Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).
      8.2     Vesting Period. At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except as provided in Section 5.3C., a

Vesting Period of at least three years is required, except that if vesting of the RSUs are subject to the attainment of specified performance goals, the Vesting Period may be one year or more. Incremental periodic vesting of portions of the award during the Vesting Period is permitted. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 12.10 upon a Change of Control of the Company and may also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement.
      8.3     Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the expiration of the applicable Vesting Period of an RSU granted to a participant hereunder, the Company shall establish an account for the participant and deposit into that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying the RSU. The participant shall have no rights to the amounts or other property in such account until the applicable RSU vests.
      8.4     Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.
9.     Stock Appreciation Rights.
      9.1     Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, the number of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein:
      9.2     Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.
      9.3     Duration. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of 10 years. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.
      9.4     Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5
      9.5     Payment. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

A. the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

B. the Fair Market Value of a share of Common Stock on the Exercise Date. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.
10.     Other Stock-Based Awards.
      10.1     Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards

(other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).
      10.2     Limitations. Except as permitted in Section 5.3C., other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.
11.     Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Superior, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.
12.     General.
      12.1     Duration. Subject to Section 12.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.
      12.2     Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.
      12.3     Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.
      12.4     Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
      12.5     Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.
      12.6     Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

      12.7     No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.
      12.8     Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.
      12.9     Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change to the method of determining the exercise price of options or the Base Price of SARs;

B. amend Section 6.6 to permit repricing of options without the approval of stockholders; or

C. materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.
      12.10     Change of Control.

A. Unless a different definition is provided in the Incentive Agreement, a Change of Control shall mean:

(i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Superior’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 12.10A.(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10A.(iii) hereof; or

(ii) individuals who, as of January 1, 2005, constituted the Board of Directors of Superior (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Superior’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Superior) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”);

provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Superior’s outstanding Common Stock and Superior’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Superior, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.
For purposes of this Section 12.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 12.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 12.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person. As used in the immediately preceding sentence, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C. No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 12.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 12.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant;

provided, however, that no such action may be taken if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result thereof, or:

(i) require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess;

(iv) provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D. For the purposes of paragraph (iii) of Section 12.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Superior in any such merger, consolidation or other reorganization,

(ii) the price per share offered to stockholders of Superior in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to stockholders of Superior in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
      12.11     Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.
      12.12     Compliance with Section 409A. It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Incentives that constitute non-qualified deferred compensation under Section 409A and the Company intends to operate the Plan in compliance with Section 409A and the Department of Treasury’s guidance or regulations promulgated thereunder.

SUPERIOR ENERGY SERVICES, INC.

1105 PETERS ROAD
HARVEY, LOUISIANA 70058

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2005

      By signing this proxy, you revoke all prior proxies and appoint Greg A. Rosenstein, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side at Superior’s annual meeting of stockholders to be held on May 25, 2005, and any adjournments thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

May 25, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors

NOMINEES:
☐	FOR ALL NOMINEES	O Enoch L. Dawkins O James M. Funk
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Terence E. Hall O Ernest E. Howard, III O Richard A. Pattarozzi
☐	FOR ALL EXCEPT (See instructions below)	O Justin L. Sullivan

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	2005 Stock Incentive Plan	☐	☐	☐

3.	Appointment of KPMG LLP as independent registered public accounting firm for 2005	☐	☐	☐

4.	To vote in his discretion upon such other business as may properly come before the annual meeting and any adjournments thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THIS PROXY CARD AND FOR PROPOSALS 2 AND 3. THE INDIVIDUAL DESIGNATED ON THE REVERSE SIDE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.